Exhibit 21.1

Subsidiaries

Name	Jurisdiction of Formation

NCO Financial Systems, Inc.	Pennsylvania
NCO Funding, Inc.	Delaware
NCO Financial Services, Inc.	Canada
FCA Funding, Inc.	Delaware
NCO Portfolio Management, Inc. *	Delaware
NCOP Capital Resource, LLC	Nevada
Compass International Services Corporation	Delaware
NCO Europe, Ltd.	United Kingdom
NCO Financial Systems of Puerto Rico, Inc.	Puerto Rico
JDR Holdings, Inc.	Delaware
NCO Holdings, Inc.	Delaware
NCO Support Services LLC	Delaware
NCO Group International, Inc.	Delaware
NCO Financial Services (Antigua) Limited	Antigua
NCO Financial Services (Barbados) SRL	Barbados
NCO Customer Management, Inc.	Pennsylvania
RMH Teleservices Asia Pacific, Inc.	Delaware
NCO Customer Management, Ltd.	Canada
NCO Philippines Clark, Inc.	Philippines

Horsham Aviation LLC	Delaware
AC Financial Services, Inc.	Delaware
AssetCare, Inc.	Georgia
NCO Australia Pty Ltd.	Australia
Australian Receivables Limited (75% owned by NCO Australia Pty Ltd.	Australia
NCO Portfolio Management Pty Ltd	Australia
Star Contact S de R.L.	Republic of Panama
NCO Star, SRL	Barbados
ALW Financial, Inc.	Delaware
Systems & Services Technologies, Inc.	Delaware
Tempest Recovery Services, Inc.	Missouri
Credit Receivables Corporation	Delaware
Outsourcing Solutions Inc.	Delaware
OSI SPE LLC	Delaware
OSI Funding, LLC	Delaware
OSI Portfolio Services, Inc.	Delaware
Perimeter Credit, LLC	Delaware
Gulf State Credit, LLC	Delaware
CRC Investors LLC	Delaware

Portfolio Acquisitions, LLC	Delaware
OSI Outsourcing Services, Inc.	Delaware
Greystone Business Group, LLC	Delaware
Transworld Systems Inc.	California
Coast to Coast Consulting, LLC	Delaware
PAE Leasing, LLC	Delaware
Pacific Software Consulting, LLC	Delaware
University Accounting Services, LLC	Wisconsin
Union Settlement Administrator Holdco, Inc.	Delaware
Union Settlement Administrator, Inc.	Delaware
Old OSI LLC	Delaware
OSI Support Services, Inc.	Wisconsin
OSI Collection Services, Inc.	Delaware
OSI Education Services, Inc.	Wisconsin
Jennifer Loomis & Associates, Inc.	Arizona
Asset Recovery & Management Corp.	Wisconsin
Qualink, Inc.	Wisconsin
Professional Recoveries, Inc.	Wisconsin
Payco American International Corp.	Wisconsin
OSI Recovery Solutions, Inc.	Delaware
OSI Outsourcing Services International, Inc.	Wisconsin
Total Debt Management, Inc.	Georgia

*Owns 100 percent of 23 subsidiaries, 50 percent of 15 subsidiaries, 75 percent of two subsidiaries and 72 percent of one subsidiary operating in the United States engaged in the ownership of delinquent receivables.

Note:  This table does not include any subsidiary that is not required to be listed pursuant to Item 601 (b) of Regulation S-K.